Exhibit 99.2

INSTRUCTIONS

TO REGISTERED HOLDER AND/OR
BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
FROM BENEFICIAL OWNER
OF

MAXCOM TELECOMUNICACIONES, S.A. de C.V.

In Respect of

Exchange Offer for

11% Senior Notes due 2014

Pursuant to the Prospectus dated          , 2007

To Registered Holder and/or Book Entry Transfer Facility Participant:

The undersigned hereby acknowledges receipt of the Prospectus, dated          , 2007 (the “Prospectus”) of Maxcom Telecomunicaciones, S.A. de. C.V., a sociedad anónima de capital variable (a corporation with variable capital) under the laws of Mexico (the “Issuer”), and the accompanying Letter of Transmittal (the “Letter of Transmittal”), that together constitute the Issuer’s offer (the “Exchange Offer”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Letter of Transmittal or the Prospectus.

This will instruct you, a registered holder and/or Book-Entry Transfer Participant, as to action to be taken by you relating to the Exchange Offer with respect to the 11% Senior Notes due 2014 (the “Outstanding Senior Notes”) held by you for the account of the undersigned.

The aggregate principal amount of the Outstanding Senior Notes held by you for the account of the undersigned is (fill in amount):

$          .

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER Outstanding Senior Notes held by you for the account of the undersigned in the aggregate principal amount of (fill in amount, if any):

$          .

☐	NOT TO TENDER any Outstanding Senior Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Senior Notes held by you for the account of the undersigned, it is understood that you are authorized:

(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned’s principal residence is in the state of (fill in state)          , (ii) the undersigned is not participating, does not participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) the Exchange Notes to be acquired by the undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s), (iv) the undersigned and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, (v) except as otherwise disclosed in writing herewith, neither the undersigned nor any Beneficial Owner is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuer, (vi) that the undersigned is not a broker-dealer tendering securities directly acquired from the Issuer for its own account, and (vii) the undersigned and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”), in connection with a secondary resale of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission (the “Commission”) set forth in the no-action letters that are discussed in the section of the Prospectus entitled “Exchange Offers”;

(b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

(c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Outstanding Securities.

SIGN HERE
Name of beneficial owner(s):

Signature(s):

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date:

2